Exhibit 99.3

Independent Auditor’s Report

Shareholders and Board of Directors

Broad Street Realty, Inc.

Bethesda, Maryland

We have audited the accompanying combined statements of revenues and certain operating expenses (the “financial statements”) of the 10 retail shopping center portfolio (the “Initial Centers”) for the nine-months ended September 30, 2019 and for the year ended December 31, 2018, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the revenues and certain operating expenses of the Initial Centers for the nine-months ended September 30, 2019 and for the year ended December 31, 2018 in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

As described in Note 2 to the financial statements, the accompanying combined statements of revenues and certain operating expenses were prepared for the purposes of complying with the rules and regulations of the Securities and Exchange Commission and is not intended to be a complete presentation of the Initial Centers’ revenues and expenses. Our opinion is not modified with respect to that matter.

/s/ BDO USA, LLP

Philadelphia, Pennsylvania

December 22, 2020

Initial Centers

Combined Statements of Revenues and Certain Operating Expenses

(Dollars in thousands)

	Nine months ended	Year ended
	September 30, 2019	December 31, 2018
Revenues:
Rental revenue	$11,629	$15,145
Total revenues	11,629	15,145

Certain operating expenses:
Real estate taxes and insurance	1,388	1,776
Repairs and maintenance	1,290	1,830
Property management fees	475	605
Utilities	456	564
Other	77	702
Total certain operating expenses	3,686	5,477

Revenues in excess of certain operating expenses	$7,943	$9,668

Initial Centers

Notes to Combined Statements of Revenues and Certain Operating Expenses

For the Nine Months Ended September 30, 2019 and Year Ended December 31, 2018

(Dollars in thousands)

Note 1.  Business

Broad Street Realty, Inc. (the “Company”) and certain of its subsidiaries entered into separate agreements and plans of merger to acquire a portfolio of 10 retail shopping centers (the “Initial Centers”) located in Colorado, Maryland, Pennsylvania, Virginia and Washington D.C. The merger transactions were completed on December 27, 2019 and December 31, 2019 for total consideration of approximately $130.7 million.

Note 2.  Basis of Presentation

The accompanying Combined Statements of Revenues and Certain Operating Expenses have been prepared for the purpose of complying with Rule 8-06 of Regulation S-X of the U.S. Securities and Exchange Commission for the acquisition of real estate properties and are not intended to be a complete representation of the Initial Centers’ revenues and expenses.  The revenues and certain operating expenses are presented on a combined basis due to the common management of each of the Initial Centers.

The combined financial statements are not representative of the actual operations for the periods presented as certain items, which may not be comparable to the future operations of the Initial Centers, have been excluded.  Such items include depreciation, amortization, asset management fees, general and administrative expenses, interest expense, interest income, income taxes and amortization of certain lease intangible assets.  Therefore, the combined financial statements may not be comparable to a statement of operations for the Initial Centers after their acquisition by the Company.

The combined financial statements have been prepared on the accrual basis of accounting.

Note 3.  Significant Accounting Policies

Revenue Recognition

The Initial Centers have the following revenue sources and revenue recognition policies, which are included in rental income on the Combined Statements of Revenues and Certain Operating Expenses:

•

Base Rent – the Initial Centers recognize income arising from minimum lease payments from tenant leases.  These rents are recognized over the non-cancelable lease term of the related leases on a straight-line basis which includes the effects of scheduled rent increases and abatements under the leases.

•

Expense reimbursements – the Initial Centers have revenues arising from tenant leases which provide for the recovery of all or a portion of the operating expenses and real estate taxes of the respective property.  This revenue is accrued in the same periods as the expenses are incurred.

Certain Operating Expenses

Operating expenses represent the direct expenses of operating the properties and include repairs and maintenance, utilities, property taxes and insurance, management fees and other property expenses that, with the exception of management fees, are expected to continue in the ongoing operations of the Initial Centers. Expenditures for repairs and maintenance are expensed as incurred.

Use of Estimates

The preparation of the combined financial statements in accordance with accounting principles generally accepted in the United States of America requires management of the Initial Centers to make certain estimates and assumptions relating to the reporting and disclosure of revenues and certain operating expenses during the reporting periods.  Actual results could differ from those estimates.

Note 4.  Leases

Future minimum lease payments due under the non-cancelable operating leases, excluding any reimbursed costs, at September 30, 2019 are shown in the table below (in thousands):

2019 (three months ended December 31, 2019)	$2,937
2020	11,185
2021	10,816
2022	10,504
2023	9,743
2024	7,877
Thereafter	24,247
Total	$77,309

One Initial Center is subject to a ground lease related to a parcel of land adjacent to the property. The ground lease rent is $8,000 annually and the ground lease expires in 2035.

Note 5. Related Party Transactions

Certain of the Initial Centers paid an affiliate of the Company property management fees, totaling $0.4 million for the nine months ended September 30, 2019 and $0.5 million for the year ended December 31, 2018.

Note 6.  Commitments and Contingencies

The Initial Centers are subject to various legal proceedings and claims that arise in the ordinary course of business.  These matters are generally covered by insurance.  Management is not aware of any legal proceedings in which the outcome is probable or reasonably possible to have a material adverse effect on the Initial Centers’ combined results of operations.

Note 7.  Subsequent Events

The Initial Centers have been evaluated for subsequent events through December 22, 2020, the date the combined financial statements were available to be issued. Management has determined that there are no subsequent events other than disclosed below that require disclosure under Financial Standards Board Accounting Standards Codification Topic 855, Subsequent Events.

Impact of COVID-19

Management is closely monitoring the impact of the COVID-19 pandemic on the operations of the Initial Centers, including the impact on its tenants and rental revenue. Management has observed the impact of COVID-19 manifest in the form of temporary closures or significantly limited operations among its tenants, with the exception of tenants operating in certain “essential” businesses, which has resulted, and may in the future result in, a decline in on-time rental payments and increased requests from tenants for temporary rental relief. In some cases, Management may have to restructure tenants’ long-term rent obligations and may not be able to do so on terms that are as favorable as those currently in place. In addition, lease renewals and new leasing activity are expected to be adversely impacted as businesses delay executing leases amidst the immediate and uncertain future economic impacts of the COVID-19 pandemic. The extent of the COVID-19 pandemic’s effect on the Initial Center’s future operational and financial performance, financial condition and liquidity will depend on future developments, including the duration, spread and intensity of the pandemic, the duration of government measures to mitigate the pandemic and how quickly and to what extent normal economic and operating conditions can resume, all of which are uncertain and difficult to predict. Given this uncertainty, Management cannot accurately predict the effect on future periods, but expects the pandemic and the related government measures to have an adverse impact on the Initial Center’s financial condition, liquidity, results of operations and cash flows during the remainder of 2020 and beyond and the impact could be material.

Management has entered into lease modifications that deferred approximately $0.3 million of contractual revenue and waived approximately $0.3 million of contractual revenue. To date, the weighted average payback period of deferred rent is approximately seven months. Collections and rent deferrals to date may not be indicative of collections or rent deferrals in any future period.